Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors

  Atlantic Synergy, Inc.

  New York, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Atlantic Synergy, Inc. of our report dated June 29, 2004 which appears in the Registrant’s Form 8-K for the two years ended March 31, 2004 and 2003.

Malone & Bailey, PLLC

www.malone-bailey.com

Houston, Texas

September 3, 2004